Exhibit 99.1

1 of 13 1 of 13 Momentive Global Q3 2022 Financial Results Conference Call – November 3, 2022, Note: Growth rates cited below are on a year-over-year basis unless otherwise stated. Zander Lurie, CEO and Interim CFO: In a year of challenges, the Momentive team is showing resilience. We’re navigating an increasingly tougher macroeconomic environment where we are helping customers ask, listen, and act to help grow their businesses. We’re positioning the company to reach our long-term revenue growth and profitability targets. And in Q3, we continued to make progress in three key areas: reinvigorating the self-serve channel, expanding relationships within our existing customers, and improving non-GAAP operating margin, which rose to 7.6% in Q3 and exceeded the high-end of our guidance range. The restructuring plan we executed in mid-October sets us up for a more efficient go-to-market motion and better operating leverage. We now expect to drive approximately 15 percent non-GAAP operating margin in Q4 at the midpoint of guidance, and we believe we can continue to drive operating leverage in full year 2023 as compared to 2022. We published a press release this afternoon that addresses our third quarter financial results in detail. Today, I’ll hit the Q3 highlights, provide an update on our go-to-market and operating leverage initiatives, then share our updated outlook. Then, we’ll take your questions. For Q3 2022: Revenue of $121.4 million increased 6 percent and was at the midpoint of our guidance range, as both our sales-assisted and self-serve go-to-market channels delivered revenue in-line with our expectations. On a constant currency basis, revenue increased approximately 7.5 percent. Remaining performance obligations, or RPO, increased 10 percent to $244.5 million. Non-GAAP gross margin was 84 percent in Q3, up both year-over-year and sequentially. Our strong gross margin profile is foundational to driving long-term operating leverage. Non-GAAP operating margin of 7.6 percent exceeded the high-end of our 5 percent to 7 percent guidance range as we continued to generate leverage in sales and marketing and G&A. Free cash flow was $0.2 million, which includes the impact of more than $15 million of transaction and restructuring costs paid out in the quarter. Excluding these outlays, free cash flow would have been approximately $15.7 million. And we ended the quarter with approximately $193 million in total cash and $8 million in net cash, which reflects the impact of 1.6 million shares repurchased in the quarter for approximately $15 million.

2 of 13 2 of 13 Momentive Global Q3 2022 Financial Results Conference Call – November 3, 2022 Sales-assisted channel revenue of $46.7 million increased 24 percent and is now at a $185 million run rate. We ended the quarter with 15,400 customers, up 46 percent. Customers in the quarter included Boots UK, Duracell, Humana, Mary Kay, Travelex, and Wonolo. It was a mixed quarter. In new sales, we saw macro-driven budget pressures and elongating sales cycles. At the same time, our nascent expansion motion continued to scale at a healthy clip.  Our Insights Solutions product line, formerly known as Market Research, continued to take the brunt of the macro headwinds, as this offering primarily targets buyers in macro-impacted areas, like financial services and marketing leaders, and generates the majority of our $100,000-plus deals.  There are strong signals that the sales-assisted channel is benefiting from the secular market trends we discussed on our investor day. Our customers love our products: our renewal rates are improving even in challenging market conditions. We had a record level of expansion bookings in Q3, which helped us end the quarter with more than 2,240 customers spending more than $25,000 annually with us -- up 25 percent -- and approximately 900 customers using more than one of our products.  We continued to build the muscle to go deeper and broader with existing customers, like Big Bus Tours, a SurveyMonkey self-serve customer since 2018 that recently expanded to SurveyMonkey Enterprise to track and measure NPS on a weekly basis across more than two dozen cities. Or Duracell, who first purchased market research credits in 2020 to gain insights into device usage habits, and then more than doubled their spend with us to explore household battery use in multiple geographies.  Expansion is one part of our larger strategy to deliver more profitable growth. We also took action to match our go-to-market motions to the value of the customers they serve. In July, we began serving our low-end enterprise customers with our high velocity sales team. Historically that team had sold an even lower “average order value” product – Teams – well served by our digital channel. The team shifted over the course of a quarter to handle SMB deals.  This change means starting in Q3, the sales-assisted customer metric no longer includes new Teams deals. As a result, our go-to-market motions become more efficient and our human-touch selling is focused on customers with a clear path to expansion.  Further in our efforts to streamline our go-to-market motions and drive efficiency across the entire company, we put in place a restructuring plan to drive even more efficient new customer acquisition, greater scale in customer expansion, and improved overall profitability. The strategy includes three key components: First, we are implementing a plan to reduce the size of the team dedicated to outbound lead generation and eliminate the SMB sales team, as their win rates and deal sizes are

3 of 13 3 of 13 Momentive Global Q3 2022 Financial Results Conference Call – November 3, 2022 too small to justify their cost structure. With our streamlined market segmentation model, SMB deals will be transacted through our website or the high-velocity sales team. Second, we’re increasing the account executive team’s focus on new deals where we can land bigger customer relationships and expand with them over time. In a challenging macro environment, we believe six-figure customers with our more expensive competitors will be looking for alternative providers that offer more value. That’s us. Third, we’re dedicating a portion of the sales team to drive more expansion within the existing sales-assisted customer base. We have the scale in the revenue base and the product/market fit. Expansion drives larger initial deals and longer customer lifetimes with a more efficient cost structure.  This plan builds upon the go-to-market changes we enacted about a year ago. We believe these additional actions will result in greater efficiencies, more profitable growth, and an accelerated path toward our long-term profitability targets. Self-serve channel revenue of $74.6 million was in-line with our expectations. Conversion, average order value, and retention metrics continue to remain healthy and in-line with historical trends. In Q3 and into October we saw clear signals that our efforts to reinvigorate the top-of-funnel are working. Our investments in SEO, SEM, website and branding for SurveyMonkey -- including the successful SurveyMonkey ad campaign launch -- are generating growth in user sign-ups for free plans, which is a key leading indicator for new paid revenue growth. In Q3, US sign-ups experienced its best year-over-year growth in six quarters. We are by no means declaring victory, but the leading indicators are encouraging, and we know what we need to do to fully reinvigorate the self-serve channel. With continued execution and momentum from the top of the funnel, we believe we can begin improving the trajectory of self-serve bookings starting in 2023. Before we take your questions, I’d like to review our Q4 and full year 2022 guidance and provide some early commentary on 2023. For Q4, we expect revenue to be in the range of approximately $120 to $122 million. At the midpoint, this implies approximately three percent growth on a reported basis and approximately six percent on a constant currency basis. Guidance reflects the macroeconomic impact on new sales and project completions in the Insights Solutions business. Recall that Insights Solutions revenue is recognized primarily on a project- basis versus the pure SaaS subscription model of our other major products.

4 of 13 4 of 13 Momentive Global Q3 2022 Financial Results Conference Call – November 3, 2022 We expect Q4 non-GAAP operating margin to be in the range of approximately 14 percent to 16 percent, which reflects the combined impact of the increased operating rigor we established at the start of this year and the early contributions of the restructuring plan. Based on year-to-date actual performance and our Q4 guidance, our updated full year 2022 guidance is as follows. We expect full year 2022 total revenue in the range of approximately $479 to $481 million, which assumes sales-assisted channel revenue growth in the mid-20s and roughly flat self-serve channel revenue growth. We anticipate a non-GAAP operating margin in the range of 7 percent. And while we are not providing formal guidance for next year, we believe we can continue to drive operating leverage in full year 2023 as compared to 2022. We expect full year free cash flow in the range of negative $5 million to negative $10 million dollars, which includes the impact of approximately $33 million in one-time transaction-related and restructuring expenses -- a portion of which was accrued as expenses in 2021 -- that resulted in cash outflows in 2022. Excluding this amount, free cash flow would be in the range of $23 to $28 million. 2022 has had its challenges, but the Momentive business is healthy and resilient – we can endure through bumpy macro conditions. Our customer base is approaching one million paying users, and they love how our products help them listen, analyze and act to grow their business. We’re positioning the business for more profitable growth, and we will continue to support our customers, act with integrity, and re-double our commitment to deliver for shareholders.  Thank you. We’ll now take your questions.

5 of 13 Momentive Global Q3 2022 Financial Results Conference Call – November 3, 2022 MOMENTIVE GLOBAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited) (in thousands) September 30, 2022 December 31, 2021 Assets Current assets: Cash and cash equivalents $193,096 $305,525 Accounts receivable, net 30,869 32,489 Deferred commissions, current 9,483 7,945 Prepaid expenses and other current assets 11,886 11,363 Total current assets 245,334 357,322 Property and equipment, net 1,457 5,442 Operating lease right-of-use assets 33,561 52,232 Capitalized internal-use software, net 29,326 28,158 Acquisition intangible assets, net 5,661 10,773 Goodwill 454,841 463,736 Deferred commissions, non-current 14,629 13,200 Other assets 8,336 9,061 Total assets $793,145 $939,924 Liabilities and stockholders’ equity Current liabilities: Accounts payable $11,156 $7,204 Accrued expenses and other current liabilities 21,529 30,725 Accrued compensation 40,336 45,873 Deferred revenue, current 212,880 200,658 Operating lease liabilities, current 7,951 9,587 Debt, current 1,900 1,900 Total current liabilities 295,752 295,947 Deferred revenue, non-current 669 1,165 Deferred tax liabilities 6,190 5,701 Debt, non-current 183,391 209,816 Operating lease liabilities, non-current 41,536 66,938 Other non-current liabilities 5,225 5,883 Total liabilities 532,763 585,450 Commitments and contingencies Stockholders’ equity: Preferred stock — — Common stock 1 2 Additional paid-in capital 971,779 971,604 Accumulated other comprehensive income (loss) (7,594) 414 Accumulated deficit (703,804) (617,546) Total stockholders’ equity 260,382 354,474 Total liabilities and stockholders’ equity $793,145 $939,924

Momentive Global Q3 2022 Financial Results Conference Call – November 3, 2022

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share amounts)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Revenue	$ 121,375	$ 114,754	$ 358,524	$ 326,444
Cost of revenue [1][2][3]	21,256	22,161	66,650	64,621
Gross profit	100,119	92,593	291,874	261,823
Operating expenses:				
Research and development [1][3]	35,074	33,671	107,420	100,879
Sales and marketing [1][2][3]	54,976	54,118	175,910	162,179
General and administrative [1][3]	25,929	24,466	83,383	71,958
Restructuring [1][2]	422	—	1,982	—
Total operating expenses	116,401	112,255	368,695	335,016
Loss from operations	(16,282)	(19,662)	(76,821)	(73,193)
Interest expense	3,092	2,337	7,696	6,940
Other non-operating expense, net	685	543	614	739
Loss before income taxes	(20,059)	(22,542)	(85,131)	(80,872)
Provision for income taxes	271	361	1,127	915
Net loss	$ (20,330)	$ (22,903)	$ (86,258)	$ (81,787)
Net loss per share, basic and diluted	$ (0.14)	$ (0.15)	$ (0.58)	$ (0.56)
Weighted-average shares used in computing basic and diluted net loss per share	146,953	147,877	148,620	146,270

(1) Includes stock-based compensation, net of amounts capitalized as follows:

(in thousands)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Cost of revenue	$ 1,580	$ 1,639	$ 4,613	$ 4,701
Research and development	8,770	10,081	26,117	29,891
Sales and marketing	5,874	5,672	18,297	17,864
General and administrative	8,087	7,202	24,367	21,310
Restructuring	—	—	2,761	—
Stock-based compensation, net of amounts capitalized	$ 24,311	$ 24,594	$ 76,155	$ 73,766

(2) Includes amortization of acquisition intangible assets as follows:

(in thousands)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Cost of revenue	$ 328	$ 1,465	$ 2,234	$ 4,432
Sales and marketing	459	1,035	2,546	3,285
Restructuring	135	—	315	—
Amortization of acquisition intangible assets	$ 922	$ 2,500	$ 5,095	$ 7,717

(3) Includes acquisition-related transaction costs of $0.6 million in cost of revenue, $3.4 million in research and development, $3.1 million in sales and marketing, and $4.8 million in general and administrative expenses for the nine months ended September 30, 2022.

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7 of 13 Momentive Global Q3 2022 Financial Results Conference Call – November 3, 2022 MOMENTIVE GLOBAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) Nine Months Ended September 30, (in thousands) 2022 2021 Cash flows from operating activities Net loss $(86,258) $(81,787) Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation and amortization 23,094 32,349 Non-cash leases expense 8,510 9,824 Gain on lease modification (6,370) — Stock-based compensation expense, net of amounts capitalized 76,155 73,766 Deferred income taxes 489 293 Bad debt expense 2,273 898 Impairment of property and equipment 1,411 — Unrealized foreign currency (gains) losses, net and other 2,821 1,048 Changes in assets and liabilities: Accounts receivable (1,897) (2,654) Prepaid expenses and other assets (12,326) (9,872) Accounts payable and accrued liabilities (4,077) 13,585 Accrued compensation (4,711) 7,089 Deferred revenue 11,709 27,013 Operating lease liabilities (10,172) (11,244) Net cash provided by operating activities 651 60,308 Cash flows from investing activities Purchases of property and equipment (449) (387) Capitalized internal-use software (6,679) (6,450) Proceeds from sale of property and equipment —85 Net cash used in investing activities (7,128) (6,752) Cash flows from financing activities Proceeds from stock option exercises 2,827 21,334 Proceeds from employee stock purchase plan 2,751 3,873 Payments to repurchase common stock (83,487) — Repayment of debt (26,650) (1,650) Net cash provided by (used in) financing activities (104,559) 23,557 Effect of exchange rate changes on cash (1,493) (293) Net increase (decrease) in cash, cash equivalents and restricted cash (112,529) 76,820 Cash, cash equivalents and restricted cash at beginning of period 306,121 224,614 Cash, cash equivalents and restricted cash at end of period $193,592 $301,434 Supplemental cash flow data: Interest paid for term debt $7,116 $6,416 Income taxes paid $564 $732 Non-cash investing and financing transactions: Stock compensation included in capitalized software costs $1,928 $1,666 Lease liabilities arising from obtaining right-of-use assets, net of terminations and modifications $(13,620) $2,676

Momentive Global Q3 2022 Financial Results Conference Call – November 3, 2022

MOMENTIVE GLOBAL INC.

SUPPLEMENTAL DISAGGREGATED REVENUE DATA (unaudited)

Quarterly Disaggregated Revenue

	Three Months Ended						
(in thousands)	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021
Self-serve revenue	$ 74,629	$ 76,055	$ 75,803	$ 77,389	$ 77,134	$ 75,462	$ 71,112
Sales-assisted revenue	46,746	44,108	41,183	39,953	37,620	33,930	31,186
Revenue	$ 121,375	$ 120,163	$ 116,986	$ 117,342	$ 114,754	$ 109,392	$ 102,298

Self-serve revenues are generated from products purchased independently through our website.

Sales-assisted revenues are generated from products sold to organizations through our sales team.

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Momentive Global Q3 2022 Financial Results Conference Call – November 3, 2022

MOMENTIVE GLOBAL INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) [1]

Reconciliation of GAAP to Non-GAAP (Loss) Income from operations

	Three Months Ended September 30,		Nine Months Ended September 30,	
(in thousands, except percentages)	2022	2021	2022	2021
GAAP Loss from operations	$ (16,282)	$ (19,662)	$ (76,821)	$ (73,193)
GAAP Operating margin	*(13)%*	*(17)%*	*(21)%*	*(22)%*
Stock-based compensation, net	24,311	24,594	76,155	73,766
Amortization of acquisition intangible assets	922	2,500	5,095	7,717
Acquisition-related transaction costs	—	—	11,900	—
Restructuring	287	—	(1,094)	—
Non-GAAP Income from operations	$ 9,238	$ 7,432	$ 15,235	$ 8,290
Non-GAAP Operating margin	*8%*	*6%*	*4%*	*3%*

Reconciliation of GAAP to Non-GAAP (Loss) Income and (Loss) Income per diluted share

	Three Months Ended September 30,		Nine Months Ended September 30,	
(in thousands, except per share amounts)	2022	2021	2022	2021
GAAP Net Loss	$ (20,330)	$ (22,903)	$ (86,258)	$ (81,787)
GAAP Net Loss per diluted share	$ (0.14)	$ (0.15)	$ (0.58)	$ (0.56)
Weighted-average shares used to compute GAAP net loss per diluted share	146,953	147,877	148,620	146,270
Stock-based compensation, net	24,311	24,594	76,155	73,766
Amortization of acquisition intangible assets	922	2,500	5,095	7,717
Acquisition-related transaction costs	—	—	11,900	—
Restructuring	287	—	(1,094)	—
Income tax effect on Non-GAAP adjustments [2]	198	96	593	509
Non-GAAP Net Income	$ 5,388	$ 4,287	$ 6,391	$ 205
Non-GAAP Net Income per diluted share	$ 0.04	$ 0.03	$ 0.04	$ —
Weighted-average shares used to compute Non-GAAP net income per diluted share	147,002	151,558	148,927	150,855

(1) Please see Appendix A for explanation of non-GAAP measures used.
(2) Due to the full valuation allowance on our US deferred tax assets, there was no tax effects associated with the Non-GAAP adjustment for acquisition-related transaction costs and restructuring costs. Non-GAAP adjustments pertain to the income tax effects of amortization of acquisition-related intangible assets and stock-based compensation, net.

Calculation of Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,	
(in thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$ 1,901	$ 16,747	$ 651	$ 60,308
Purchases of property and equipment	—	(65)	(449)	(387)
Capitalized internal-use software	(1,724)	(2,032)	(6,679)	(6,450)
Free cash flow	$ 177	$ 14,650	$ (6,477)	$ 53,471

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Momentive Global Q3 2022 Financial Results Conference Call – November 3, 2022

MOMENTIVE GLOBAL INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) [1]

Supplemental GAAP and Non-GAAP Information

	Three Months Ended September 30,		Nine Months Ended September 30,	
(in thousands, except percentages)	2022	2021	2022	2021
GAAP Gross profit	$ 100,119	$ 92,593	$ 291,874	$ 261,823
GAAP Gross margin	*82%*	*81%*	*81%*	*80%*
Stock-based compensation, net	1,580	1,639	4,613	4,701
Amortization of acquisition intangible assets	328	1,465	2,234	4,432
Acquisition-related transaction costs	—	—	638	—
Non-GAAP Gross profit	$ 102,027	$ 95,697	$ 299,359	$ 270,956
Non-GAAP Gross margin	*84%*	*83%*	*83%*	*83%*
GAAP Research and development	$ 35,074	$ 33,671	$ 107,420	$ 100,879
GAAP Research and development margin	*29%*	*29%*	*30%*	*31%*
Stock-based compensation, net	8,770	10,081	26,117	29,891
Acquisition-related transaction costs	—	—	3,363	—
Non-GAAP Research and development	$ 26,304	$ 23,590	$ 77,940	$ 70,988
Non-GAAP Research and development margin	*22%*	*21%*	*22%*	*22%*
GAAP Sales and marketing	$ 54,976	$ 54,118	$ 175,910	$ 162,179
GAAP Sales and marketing margin	*45%*	*47%*	*49%*	*50%*
Stock-based compensation, net	5,874	5,672	18,297	17,864
Amortization of acquisition intangible assets	459	1,035	2,546	3,285
Acquisition-related transaction costs	—	—	3,090	—
Non-GAAP Sales and marketing	$ 48,643	$ 47,411	$ 151,977	$ 141,030
Non-GAAP Sales and marketing margin	*40%*	*41%*	*42%*	*43%*
GAAP General and administrative	$ 25,929	$ 24,466	$ 83,383	$ 71,958
GAAP General and administrative margin	*21%*	*21%*	*23%*	*22%*
Stock-based compensation, net	8,087	7,202	24,367	21,310
Acquisition-related transaction costs	—	—	4,809	—
Non-GAAP General and administrative	$ 17,842	$ 17,264	$ 54,207	$ 50,648
Non-GAAP General and administrative margin	*15%*	*15%*	*15%*	*16%*
GAAP Restructuring	$ 422	$ —	$ 1,982	$ —
GAAP Restructuring margin	*0%*	*0%*	*1%*	*0%*
Stock-based compensation, net	—	—	2,761	—
Amortization of acquisition intangible assets	135	—	315	—
Other restructuring costs	287	—	(1,094)	—
Non-GAAP Restructuring	$ —	$ —	$ —	$ —
Non-GAAP Restructuring margin	*0%*	*0%*	*0%*	*0%*

(1) Please see Appendix A for explanation of non-GAAP measures used.

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11 of 13 11 of 13 Momentive Global Q3 2022 Financial Results Conference Call – November 3, 2022 APPENDIX A MOMENTIVE GLOBAL INC. EXPLANATION OF NON-GAAP MEASURES To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP (loss) income from operations, Non-GAAP operating margin, Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin, Non-GAAP general and administrative, Non-GAAP general and administrative margin, Non-GAAP restructuring, Non-GAAP restructuring margin, and free cash flow. Our definition for each Non-GAAP measure used is provided below, however, a limitation of Non-GAAP financial measures is that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability. Non-GAAP (loss) income from operations, Non-GAAP operating margin: We define Non-GAAP (loss) income from operations as GAAP loss from operations excluding stock-based compensation, net, amortization of acquisition intangible assets, acquisition-related transaction costs, and restructuring. Non-GAAP operating margin is defined as Non-GAAP (loss) income from operations divided by revenue. Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share: We define Non-GAAP net (loss) income as GAAP net loss excluding stock-based compensation, net, amortization of acquisition intangible assets, acquisition-related transaction costs, restructuring, and including the income tax effect on Non-GAAP adjustments. Non-GAAP net (loss) income per diluted share is defined as Non-GAAP net (loss) income divided by the weighted-average shares outstanding. Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net, amortization of acquisition intangible assets, and acquisition-related transaction costs. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue. Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net and acquisition-related transaction costs. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue. Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net, amortization of acquisition intangible assets, and acquisition-related transaction costs. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue. Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net and acquisition-related transaction costs. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue. Non-GAAP restructuring, Non-GAAP restructuring margin: We define Non-GAAP restructuring as GAAP Restructuring excluding stock-based compensation, net, amortization of acquisition intangible assets, and other restructuring costs. Non-GAAP Restructuring margin is defined as Non-GAAP Restructuring divided by revenue. Free cash flow: We define free cash flow as GAAP net cash provided by or used in operating activities less purchases of property and equipment and capitalized internal-use software. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by or used in operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

12 of 13 12 of 13 12 of 13 Momentive Global Q3 2022 Financial Results Conference Call – November 3, 2022 We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding these items provide meaningful supplemental information regarding operational performance and liquidity. We further believe these measures are useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows: • Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods. • Amortization of acquisition intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquisition intangible assets will recur in future periods. • Acquisition-related transaction costs: We incur transaction costs on a GAAP basis resulting from our acquisitions, including our terminated acquisition by Zendesk. These costs relate to advisory, legal and accounting services, and retention payments to certain employees. Acquisition-related transaction costs is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations. However, we may incur these expenses in future periods in connection with any new acquisitions. • Restructuring: Restructuring expenses consist of employee severance, lease termination charges and related gains or losses from lease modifications, impairment of certain assets, and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to strategic initiatives and/or past acquisitions. However, we may incur these expenses in future periods in connection with any new strategic initiatives and/or acquisitions. For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of these management prepared remarks. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures. With regards to the Non-GAAP outlook provided above, a reconciliation to the corresponding GAAP amounts is not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the Non-GAAP adjustment for amortization of acquisition intangible assets depends on the timing and value of intangible assets acquired that cannot be accurately forecasted. Safe Harbor Statement “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: These management prepared remarks release may contain forward-looking statements about our financial outlook, the costs, timing and financial impacts of restructuring initiatives, outstanding shares, products, including our investments in products, technology

13 of 13 13 of 13 Momentive Global Q3 2022 Financial Results Conference Call – November 3, 2022 and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes. The risks and uncertainties referred to above include - but are not limited to - risks related to the COVID-19 coronavirus pandemic; our ability to retain and upgrade customers; our revenue growth rate; our brand (including our rebranding); our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers; privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions. Further information on these and other factors that could affect our financial results are included in documents filed with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2022, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.momentive.ai. All information provided in these management prepared remarks and in the attachments is as of November 3, 2022, and we undertake no obligation to update this information.